EXHIBIT 23.2


               CONSENT OF INDEPENDENT ACCOUNTANTS



          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Time Warner Inc. of our report dated January 14, 1994 on the Paragon Communications financial statements and schedules. Our report appears on page F-78 of the 1993 Time Warner Entertainment Company L.P. Form 10-K which is incorporated by reference in the 1993 Time Warner Inc. Form 10-K.



PRICE WATERHOUSE LLP


Denver, Colorado
February 10, 1995